                                  Schedule A
                 TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund:    Transamerica Multi-Managed Balanced Portfolio VP  Security Description: Corporate Bond

Issuer:  WELLPOINT INC                                     Offering Type: US Registered
                                                           (US Registered, Eligible Muni, Eligible Foreign, 144A)

                                                                                                            In Compliance
               REQUIRED INFORMATION                   ANSWER               APPLICABLE RESTRICTION             (Yes/No)
    -------------------------------------------- ----------------- ---------------------------------------- -------------
1.  Offering Date                                   07/30/2013     None                                         N/A

2.  Trade Date                                      07/30/2013     Must be the same as #1                       Yes

3.  Unit Price of Offering                          99.579 USD     None                                         N/A

4.  Price Paid per Unit                             99.579 USD     Must not exceed #3                           Yes

5.  Years of Issuer's Operations                       > 3         Must be at least three years *               Yes

6.  Underwriting Type                                  Firm        Must be firm                                 Yes

7.  Underwriting Spread                               0.600%       Sub-Adviser determination to be made         Yes

8.  Total Price paid by the Fund                     $20,000       None                                         N/A

9.  Total Size of Offering                         $650,000,000    None                                         N/A

10. Total Price Paid by the Fund plus Total        $30,000,000     #10 divided by #9 must not exceed 25%        Yes
    Price Paid for same securities purchased by                    **
    the same Sub-Adviser for other investment
    companies

11. Underwriter(s) from whom the Fund            Citigroup Global  Must not include Sub-Adviser affiliates      Yes
    purchased (attach a list of all syndicate      Markets Inc.    ***
    members)

12. If the affiliate was lead or co-lead               Yes         Must be "Yes" or "N/A"                       Yes
    manager, was the instruction listed below
    given to the broker(s) named in #11? ****

The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.

                                                  /s/ Cynthia McCullough
                                                  -----------------------------
                                                  Cynthia McCullough
                                                  Associate, Portfolio
                                                  Compliance
                                                  BlackRock Investment
                                                  Management, LLC

* Not applicable to munis. In the case of munis, (i) the issue must have one investment grade rating or (ii) if the issuer or the revenue source has been in operation for less than three years, the issue must have one of the three highest ratings. Circle (i) or (ii), whichever is met.
** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering
*** For munis purchased from syndicate manager, check box to confirm that the
    purchase was not designated as a group sale. [   ]
****The Sub-Adviser's affiliate cannot receive any credit for the securities purchased on behalf of the Fund.

07/30/2013

                                  Schedule A
                 TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund:    Transamerica Multi-Managed Balanced Portfolio VP  Security Description: Corporate Bond

Issuer:  AMERICAN INTERNATIONAL GROUP INC                  Offering Type: US Registered
                                                           (US Registered, Eligible Muni, Eligible Foreign, 144A)

                                                                                                                In Compliance
                REQUIRED INFORMATION                   ANSWER                APPLICABLE RESTRICTION               (Yes/No)
    ---------------------------------------------- --------------- -------------------------------------------- -------------
1.  Offering Date                                    08/06/2013    None                                             N/A

2.  Trade Date                                       08/06/2013    Must be the same as #1                           Yes

3.  Unit Price of Offering                           99.975 USD    None                                             N/A

4.  Price Paid per Unit                              99.975 USD    Must not exceed #3                               Yes

5.  Years of Issuer's Operations                        > 3        Must be at least three years *                   Yes

6.  Underwriting Type                                   Firm       Must be firm                                     Yes

7.  Underwriting Spread                                0.400%      Sub-Adviser determination to be made             Yes

8.  Total Price paid by the Fund                      $385,000     None                                             N/A

9.  Total Size of Offering                         $1,000,000,000  None                                             N/A

10. Total Price Paid by the Fund plus Total         $59,675,000    #10 divided by #9 must not exceed 25% **         Yes
    Price Paid for same securities purchased by
    the same Sub-Adviser for other investment
    companies

11. Underwriter(s) from whom the Fund                Citigroup     Must not include Sub-Adviser affiliates ***      Yes
    purchased (attach a list of all syndicate          Global
    members)                                        Markets Inc.

12. If the affiliate was lead or co-lead manager,       Yes        Must be "Yes" or "N/A"                           Yes
    was the instruction listed below given to the
    broker(s) named in #11? ****

The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.

                                                 /s/ Cynthia McCullough
                                                 -------------------------------
                                                 Cynthia McCullough
                                                 Associate, Portfolio Compliance
                                                 BlackRock Investment
                                                 Management, LLC

* Not applicable to munis. In the case of munis, (i) the issue must have one investment grade rating or (ii) if the issuer or the revenue source has been in operation for less than three years, the issue must have one of the three highest ratings. Circle (i) or (ii), whichever is met.
** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering
*** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [  ]
****The Sub-Adviser's affiliate cannot receive any credit for the securities purchased on behalf of the Fund.